PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/x / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/  / Definitive Proxy Statement
/  / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

      MAXXAM Inc.
-----------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

/x / No fee required.

/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated ans state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/  / Fee paid previously with preliminary materials.

/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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          ------------------------------------------------------

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

                               [MAXXAM Logo]









                                                             April __, 1999







To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of MAXXAM Inc. (the "Company") to be held at ________ on Wednesday, May 19, 1999, at _____________________________,
Houston, Texas.

     Although you may presently plan to attend the Annual Meeting, we urge you to indicate your approval in the spaces provided on the enclosed white proxy card by voting "FOR" the election of the directors named in the attached proxy statement, "FOR" the reapproval of the MAXXAM 1994 Omnibus Employee Incentive Plan, and "AGAINST" each of the two proposals submitted by certain stockholders of the Company. Please then date, sign and promptly return the white proxy card in the enclosed envelope. Even if you have previously mailed a proxy card, you may vote in person at the Annual Meeting by following the procedures described in the attached Proxy Statement.

     We look forward to seeing as many of you as possible at the Annual
Meeting.



CHARLES E. HURWITZ                                PAUL N. SCHWARTZ
Chairman of the Board and                         President
 Chief Executive Officer



                                MAXXAM INC.
                        5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS 77057


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 19, 1999

          The Annual Meeting of Stockholders (the "Annual Meeting") of MAXXAM Inc. (the "Company") will be held at _____________________________,
Houston, Texas, on Wednesday, May 19, 1999, at ______________, local time, for the following purposes:

          1. To elect three (3) directors to serve on the Board of Directors of the Company, two of whom will be elected by the holders of Common Stock, voting separately as a class, to hold office until the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified, and one of whom will be elected by holders of Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock, voting together as a single class, to hold office until the 2002 Annual Meeting of Stockholders or until his successor is elected and qualified;

          2. To consider and vote upon a proposal to reapprove the MAXXAM 1994 Omnibus Employee Incentive Plan;

          3. To consider and vote on two proposals submitted by certain stockholders of the Company; and

          4. To transact such other business as may be properly presented to the Annual Meeting or any adjournments or postponements thereof.

          Stockholders of record as of the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing May 7, 1999, and may be inspected for purposes germane to the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.

                                        By Order of the Board of Directors


                                        BERNARD L. BIRKEL
                                        Secretary

April __, 1999




                                 IMPORTANT

          PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ATTACHED PROXY STATEMENT. IN THAT EVENT, YOUR PROXY WILL NOT BE USED.

                                MAXXAM INC.

                              PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 19, 1999

          This proxy statement (the "Proxy Statement") is furnished to stockholders in connection with the solicitation by the Board of Directors of MAXXAM Inc. (the "Company"), a Delaware corporation, of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 19, 1999, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of Annual Meeting. The principal executive offices of the Company are located at 5847 San Felipe, Suite 2600, Houston, Texas 77057, telephone (713) 975-7600.

          This Proxy Statement, the accompanying white proxy card and the Notice of Annual Meeting of Stockholders are being mailed, commencing on or about April __, 1999, to the stockholders of record as of the close of business on March 31, 1999 (the "Record Date"). Only holders of record of the 7,000,863 shares of Common Stock (the "Common Stock") and the 668,590 shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock (the "Preferred Stock," together with the Common Stock, the "Capital Stock") of the Company outstanding as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to ten votes on such matters as they are entitled to vote and as may properly come before the Annual Meeting or any adjournments or postponements thereof. The holders of Common Stock, voting separately as a class, are entitled to elect two members of the Company's Board of Directors, and the holders of Common Stock and Preferred Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors.

          We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return the enclosed white proxy card in the enclosed envelope. The persons authorized to act as proxies at the Annual Meeting, individually or jointly, as listed on the white proxy card, are Charles E. Hurwitz, Paul N. Schwartz, Bernard
L. Birkel and Timothy J. Neumann. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Secretary, by filing a later-dated proxy or, if you attend the Annual Meeting, by voting your shares of stock in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR" the election of the nominees to the Board of Directors named in this Proxy Statement, "FOR" the reapproval of the MAXXAM 1994 Omnibus Employee Incentive Plan and "AGAINST" each of the two proposals submitted by certain stockholders of the Company.

          All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration is expected to begin at _________, and seating is expected to be available at approximately _________. Cameras, recording equipment, communication devices or other similar equipment will not be permitted in the meeting room without the prior written consent of the Company. In addition, posters, placards or other signs or materials may not be displayed in the meeting room. The meeting will be conducted in accordance with certain rules and procedures established by the Company, which will be available or announced at the Annual Meeting.

          PLEASE NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" (THAT IS, THROUGH A BROKER, BANK OR OTHER NOMINEE), YOU WILL NEED TO BRING A COPY OF A BROKERAGE OR SIMILAR STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE. ALL STOCKHOLDERS, OR THEIR DULY APPOINTED PROXIES, ARE ASKED TO CHECK IN AT THE REGISTRATION DESK PRIOR TO THE ANNUAL MEETING.
ALL STOCKHOLDERS, REGARDLESS OF THEIR FORM OF OWNERSHIP, AND ALL PROXIES WILL ALSO BE ASKED TO VERIFY THEIR IDENTITY WITH A DRIVER'S LICENSE OR OTHER APPROPRIATE IDENTIFICATION BEARING A PHOTOGRAPH.

          In order to expedite your admission to the Annual Meeting, we suggest that you pre-register by completing and submitting the form included with this Proxy Statement. Alternatively, you may pre-register by calling the Company's Shareholder Services department at 1-800-xxx-xxxx. Persons who pre-register for the meeting will be asked to present proof of identification at the registration table on the date of the meeting.

          The presence, in person or by proxy, of the holders of shares of Capital Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes (i.e., shares held in street name as to which the broker, bank or other nominee has no discretionary power to vote on a particular matter, has received no instructions from the persons entitled to vote such shares and has appropriately advised the Company that it lacks voting authority) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A plurality of the votes present, in person or by proxy, is necessary for the election of directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may not be specified in the election of directors. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the other matters presented. Shares represented by proxies that are marked "abstain" on such matters will be counted as shares present for purposes of determining the presence of a quorum; such shares also will be treated as shares present and entitled to vote, which will have the same effect as a vote against such matters. Proxies relating to broker non-votes will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote at the Annual Meeting (and not counted in the vote totals) with respect to such matters on which the broker could not vote.

          PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE WHITE PROXY CARD AS SOON AS POSSIBLE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU MUST SECURE A PROXY FROM SUCH NOMINEE ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

                           ELECTION OF DIRECTORS

          The Company's Restated Certificate of Incorporation provides for three classes of directors (excluding the directors elected by the holders of Common Stock as discussed below) having staggered terms of office, with directors of each class to be elected by the holders of the Company's Common Stock and Preferred Stock, voting together as a single class, for terms of three years and until their respective successors have been duly elected and qualified. The Company's Restated Certificate of Incorporation also provides that so long as any shares of the Preferred Stock are outstanding, the holders of Common Stock, voting as a class separately from the holders of any other class or series of stock, shall be entitled to elect, for terms of one year, at each annual meeting, the greater of (i) two directors, or (ii) that number of directors which constitutes 25% of the total number of directors (rounded up to the nearest whole number) to be in office subsequent to such annual meeting.

          All three persons nominated for election to the Board of Directors at the Annual Meeting are currently members of the Board of Directors. Two of the nominees, Stanley D. Rosenberg and Robert J. Cruikshank, have been nominated for election by the holders of Common Stock, voting separately as a class, to hold office until the 2000 Annual Meeting of the Stockholders or until their successors have been duly elected and qualified. The person nominated to stand for election by the holders of Common Stock and Preferred Stock, voting together as a single class, to hold office until the 2002 Annual Meeting of Stockholders is Charles E. Hurwitz. Messrs. Rosenberg, Cruikshank and Hurwitz have extensive experience on the Company's Board of Directors. See "Executive Officers and Directors" and "Principal Stockholders" for information concerning each of the nominees and other directors, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the Company's Common Stock and Preferred Stock owned beneficially by each of them as of April 1, 1999. Each of the nominees has consented to serve as a member of the Board of Directors if elected.

          The persons named on the enclosed white proxy card will vote the shares of Common Stock and Preferred Stock represented thereby for the election of the foregoing named nominees, except where authority has been withheld as to a particular nominee or as to all such nominees. Should any nominee decline or be unable to serve as a director of the Company, which is not anticipated, the persons named on the enclosed white proxy card will vote for the election of such other person, if any, as the Board of Directors may recommend.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE THREE NOMINEES NAMED IN THIS PROXY STATEMENT FOR DIRECTOR OF THE COMPANY.

                          REAPPROVAL OF THE MAXXAM
                    1994 OMNIBUS EMPLOYEE INCENTIVE PLAN

          In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the Company's 1994 Omnibus Employee Incentive Plan (the "Omnibus Plan"), the Company is authorized to grant incentive stock options ("ISOs"), nonstatutory stock options, stock appreciation rights ("SARs"), performance units, performance shares, restricted stock and unrestricted stock to the middle and executive management of the Company and its subsidiaries. Up to one million shares of Common Stock and one million shares of Preferred Stock have been reserved for awards or for payment of rights granted under the Omnibus Plan (subject to adjustment in the event of certain changes in the capitalization of the Company). The Omnibus Plan was adopted by the Board of Directors and previously approved by the stockholders in 1994. As of April 1, 1999, grants relating to the purchase of approximately 358,000 shares of Capital Stock have been made under the Omnibus Plan.

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including "performance-based compensation," is not included in compensation subject to the $1 million limitation. In particular, income recognized upon the exercise of stock options, SARs and the other stock-based incentive alternatives issuable under the Omnibus Plan is not generally subject to the deduction limit. However, Section 162(m) may require the entire Omnibus Plan to be reapproved by the stockholders every fifth year. Therefore, in order to ensure compliance with Section 162(m) of the Code, and to preserve for the benefit of the Company the deductibility of the awards under the Omnibus Plan, the stockholders are being asked to reapprove the Omnibus Plan at the 1999 Annual Meeting.

          The following summary describes the Omnibus Plan. This summary is qualified in all respects by reference to the full text of the Omnibus Plan, a copy of which is available upon request from the Secretary of the Company.

     GENERAL PROVISIONS

          The Omnibus Plan is administered by the Section 162(m) Compensation Committee of the Company's Board of Directors (the "Section 162(m) Committee"). The Omnibus Plan is administered in a manner which allows for transactions under it to be exempt employee benefit transactions under Rule 16b-3 in effect from time to time under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, no person serves on the Section 162(m) Committee who has received any grant or award under the Omnibus Plan within one year prior to his/her appointment, and no person receives a grant or award under the Omnibus Plan while a member of the Section 162(m) Committee. Further, the Section 162(m) Committee is comprised solely of at least two "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code. The
Section 162(m) Committee selects participants for awards in its sole discretion, including but not limited to those employees of the Company recommended by the Chief Executive Officer of the Company.

          The Section 162(m) Committee has discretion in making awards under the Omnibus Plan, choosing from a variety of the stock-based incentive alternatives mentioned above, and in setting the vesting schedules of any of such awards. Payments under the Omnibus Plan for other than direct awards of stock may be made in cash, in stock or partly in each, at the discretion of the Section 162(m) Committee. If the award terminates or lapses prior to the expiration or earlier termination of the Omnibus Plan, the shares of Capital Stock subject to the award will be available again for award under the Omnibus Plan (except in the case of a stock option as to which a related SAR has been exercised). The maximum number of shares of each class of Capital Stock for which awards may be granted under the Omnibus Plan to any one participant during any three-year period is 300,000, subject to certain adjustments in capitalization.

          The Omnibus Plan expires on December 31, 2003. Awards made under the Omnibus Plan prior to its termination shall remain in effect until they shall have been exercised, satisfied or terminated as set forth in the Omnibus Plan. The Board of Directors may amend, suspend or terminate the Omnibus Plan at any time prior to its scheduled expiration subject to stockholder approval in certain circumstances. However, no such amendment, suspension or termination may adversely impact a previously granted award made under the Omnibus Plan without consent of the grantee. Stock obtained under the Omnibus Plan may be subject to restrictions, and recipients are subject to reporting and disposition restrictions under Section 16 of the Exchange Act and related insider trading laws.

     STOCK OPTIONS

          The Section 162(m) Committee may grant options to purchase shares of Capital Stock. Such options may be nonstatutory or nonqualified stock options and ISOs pursuant to Section 422 of the Code. As of April 1, 1999, options to purchase approximately 198,000 shares of Capital Stock have been granted under the Omnibus Plan.

     The option price for any option may not be less than the par value of Capital Stock, and ISOs granted under the Omnibus Plan may not utilize an exercise price which is less than the fair market value of Capital Stock on the date of the grant. The option price may be paid in cash, in previously acquired Capital Stock held for at least six (6) months and with a fair market value on the date of exercise equal to the option price, or by combination of cash and Capital Stock. The Section 162(m) Committee may also approve other forms of payment.

     STOCK APPRECIATION RIGHTS

          The Section 162(m) Committee may grant SARs in conjunction with, or apart from, stock options. An SAR entitles the grantee to receive a payment from the Company equal to the excess of the fair market value of a share of Capital Stock at the date of exercise over a specified price fixed by the Section 162(m) Committee. The Section 162(m) Committee may establish a maximum appreciation value when granting SARs. Payment upon exercise of SARs may be made in cash, Capital Stock, or a combination thereof, at the discretion of the Section 162(m) Committee. As of April 1, 1999, approximately 160,000 SARs (including those issued in tandem with related stock options) have been granted under the Omnibus Plan.

     RESTRICTED STOCK

          The Section 162(m) Committee may also grant shares of restricted Capital Stock under the Omnibus Plan. The Section 162(m) Committee may make the vesting of restricted stock subject to various conditions including the participant remaining employed by the Company for a number of years. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares but shall not be entitled to receive dividends and other distributions paid, if any, with respect to those shares during the period of restriction. A holder of restricted stock may not sell or otherwise transfer the Capital Stock until the restrictions have lapsed or have been removed. As of April 1, 1999, no shares of Restricted Stock have been granted under the Omnibus Plan.

     PERFORMANCE UNITS AND PERFORMANCE SHARES

          The Section 162(m) Committee may also grant performance units and performance shares under the Omnibus Plan. In such event, the Section 162(m) Committee will establish a performance period over which corporate, business unit or individual performance goals set by the Section 162(m) Committee will be measured. At the end of the performance period, the performance units or performance shares will be paid out at their initial established values, increased or decreased, as the case may be, based upon performance above or below target levels. Payment may be made in cash, Capital Stock, or a combination thereof as determined by the Section 162(m) Committee. Payment may be made in a lump sum or in installments at the
Section 162(m) Committee's discretion. In the event payment is deferred, interest or dividend equivalents may be paid to participants. As of April 1, 1999, no performance units or performance shares have been granted under the Omnibus Plan.

     UNRESTRICTED STOCK

          Unrestricted shares of Capital Stock also may be awarded under the Omnibus Plan, as well as upon the exercise of stock options, in connection with distributions due on the exercise of SARs or as payment on performance units or performance shares. As of April 1, 1999, no shares of unrestricted Capital Stock have been awarded under the Omnibus Plan.

     CERTAIN FEDERAL TAX CONSEQUENCES

          The following summary is a general discussion of certain Federal income tax consequences which can affect the Company and participants of the Omnibus Plan in connection with certain awards granted under the Omnibus Plan. This discussion is based upon provisions of the Code, the regulations, administrative rulings and judicial decisions in effect at the date of this Proxy Statement, all of which are subject to change (possibly with retroactive effect) or different interpretations.

          The grant of a nonstatutory stock option creates no taxable income to a participant. Upon exercise of a nonstatutory stock option, a participant will generally recognize taxable ordinary income to the extent the fair market value of the stock on the date of exercise exceeds the option price. When the stock is eventually sold, a participant recognizes capital gain or loss to the extent the sale price differs from the fair market value of the stock on the date of exercise. To the extent that a participant recognizes taxable ordinary income, the Company will generally receive a corresponding tax deduction.

          The grant and the exercise of an ISO generally creates no regular taxable income to a participant. When the stock is eventually sold, a participant recognizes capital gain to the extent the sale price exceeds the option price, provided the participant has held the stock for at least two years from the date of the grant of the stock option and at least one year from the date of its exercise. If the holding period requirements are not met, a participant recognizes taxable ordinary income in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price, or (ii) the amount realized on disposition over the option price. Any excess of the sale price over the fair market value of the stock on the date of exercise is taxed as capital gain to the participant. The Company generally receives a corresponding tax deduction to the extent the gain recognized by the participant is treated as ordinary income. The excess of the fair market value of the stock on the date of exercise over the option price is included in alternative minimum taxable income, possibly subjecting a participant to alternative minimum tax.

          The grant of performance units or performance shares creates no taxable income to the participant. Upon payment of such awards, the amount of cash and/or the fair market value of stock received by the participant will generally be recognized as taxable ordinary income, and the Company will generally receive a corresponding tax deduction.

          The grant of SARs creates no taxable income to the participant. Upon the exercise of the SARs, the amount of cash and/or the fair market value of stock received by the participant will generally be recognized as taxable ordinary income, and the Company will generally receive a corresponding tax deduction.

          Restricted stock is generally not taxable to a participant until the restricted stock is no longer subject to restrictions or to a substantial risk of forfeiture. A participant may elect under Section 83(b) of the Code, however, to have an amount equal to the difference between the fair market value of the stock on the date of grant and the participant's cost, if any, taxed as ordinary income at the time of the grant, with any future appreciation taxed as capital gain. In the absence of such an election, upon lapse of the restrictions or a substantial risk of forfeiture, a participant recognizes taxable ordinary income to the extent that the fair market value of the stock on the date the restrictions lapse exceeds the participant's cost, if any. Subsequent appreciation in the value of the restricted stock is taxable as capital gain to the participant when recognized. To the extent that a participant recognizes taxable ordinary income, the Company will generally receive a corresponding tax deduction.

          Unrestricted stock is generally taxable to a participant upon receipt in an amount equal to the difference between the fair market value of the stock on the date of grant and the participant's cost, if any. Any such amount is taxed as ordinary income at the time of the grant, with any future appreciation taxed as capital gain when recognized. The Company generally receives a tax deduction in the amount of taxable ordinary income recognized by the participant.

          REAPPROVAL OF THE OMNIBUS PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S CAPITAL STOCK REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" REAPPROVAL OF THE OMNIBUS PLAN.


                         FIRST STOCKHOLDER PROPOSAL

          The Company has been notified that a stockholder of the Company intends to present the proposal set forth below for consideration at the Annual Meeting. The address and stock ownership of the proponent will be furnished by the Secretary of the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request. The California Public Employees' Retirement System has submitted the following proposal:

          "RESOLVED, MAXXAM Inc. shareholders request that the Board of Directors change the election of all directors who are elected by the holders of common and preferred stock voting together (General Directors), by providing that, at future Board elections, such new directors be elected annually and not for staggered terms. This declassification of General Directors shall not affect the separate election of Common Directors as provided in the Articles of the Incorporation and shall be phased in a manner that does not affect the unexpired terms of Directors previously elected."

     STATEMENT IN SUPPORT

          The following statement was also submitted by the stockholder identified above in support of the foregoing proposal:

                    "Is accountability by the board of directors important
               to shareholders? As a trust fund with more than 1 million participants, and as the owner of approximately 229,800 shares of the Company's common stock, the California Public Employees' Retirement System (CalPERS) thinks accountability is of paramount importance. This is why we are sponsoring this proposal which, if passed, would encourage the board to reorganize itself so that each General Director stands before the shareholders for re-election this year. We hope to eliminate the Company's so-called "classified board", whereby the General Directors are divided into three classes, each serving a three-year term. Under the current structure, shareholders can only vote on one-third of the board at any given time.

                    By classifying itself, a board insulates its members
               from immediate challenge. Insularity may have made sense in the past (e.g., during the takeover frenzy of the 1980s). But now, we believe that insularity works primarily to hamper accountability. A classified board can prevent shareholders from mounting a successful opposition to the entire board, because only one-third of the directors are up for election in any given year. By way of contrast, a declassified board would mean that each General Director would stand for election every year.

                    CalPERS believes that corporate governance procedures
               and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better.

                    At the 1998 MAXXAM annual meeting, more than 14% of the
               votes cast supported the above resolution calling for annual election of the General Directors. This represented nearly half of all the votes cast by shareholders not directly affiliated with the Company's CEO. We hope for even greater support this year as we continue to focus the Company on its responsibilities to all of its shareholders.

                    If the board acts on our proposal, shareholders would
               have the opportunity to register their views at each annual meeting - on performance of the board as a whole, and of each director as an individual.

                    CalPERS urges you to join us in VOTING TO DE-STAGGER
               the terms of election, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal."

          STATEMENT IN OPPOSITION

          THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY RECOMMEND A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

          At the Company's 1980 Annual Meeting, holders of a majority of the shares voted were cast in favor of creating a classified board of directors. In the late 1980s, similar resolutions were passed by the stockholders of many large domestic corporations for a number of reasons,
including ensuring the continuity of experienced board members.   Under the
current structure, two of the Company's five directors are elected each year by the holders of the Company's Common Stock; the remaining directors have staggered terms of office, with one director being elected every three years by the holders of the Company's Common Stock and Preferred Stock voting together as a single class.

          The Board of Directors believes that the Company's Board as currently structured strikes the right balance between flexibility, by providing for the annual election of not less than two directors by the holders of the Company's Common Stock, and continuity and stability, by generally ensuring that at least two of the remaining directors elected by the holders of the Company's Common Stock and Preferred Stock voting together as a single class will have had prior experience in the management of the Company's business. In addition, the Board of Directors believes that directors elected for staggered terms are as accountable to stockholders as they would be if elected annually since the same legal duties and standards of performance apply regardless of the term of service. The Company's stockholders may express their satisfaction or dissatisfaction with the performance of the Board at the annual elections.

          Pursuant to Delaware law and the Company's Restated Certificate of Incorporation, an amendment to the Company's Restated Certificate of Incorporation to effect the proposed change requires the adoption of an amendment by the Board of Directors of the Company followed by the requisite affirmative vote by holders of the outstanding shares of capital stock of the Company entitled to vote thereon. As a result, the adoption of this proposal would not in itself eliminate the Company's classified Board, but would only amount to an advisory recommendation to the Board to take the necessary steps to achieve a declassified Board.

          The Board of Directors continues to believe that the Company's classified Board is in the best interests of the Company and its stockholders. Indeed, they are not alone in this regard. According to a 1997 National Association of Corporate Directors survey of Chief Executive Officers, over one-half of the respondents had a classified Board of Directors.

          FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY URGE THAT YOU VOTE "AGAINST" THIS PROPOSAL.

                        SECOND STOCKHOLDER PROPOSAL

          The Company has been notified that certain stockholders of the Company intend to present the proposal set forth below for consideration at the Annual Meeting. The address and stock ownership of each of the proponents will be furnished by the Secretary of the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request. The Rose Foundation, together with the As You Sow Foundation, Jill Ratner and Thomas Little, John Harrington, Nell Minow and Dr. Brent Blackwelder have submitted the following proposal:

          "The stockholders request that the Board of Directors take steps to provide for cumulative voting in the election of those Directors elected by holders of Common stock. Cumulative voting means that each holder of Common Stock may cast as many votes as equal the number of shares held, multiplied by the number of Common Directors to be elected. A Shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit."

     STATEMENT IN SUPPORT

          The following statement was also submitted by the stockholders identified above in support of the foregoing proposal:

               "Cumulative voting allows a significant group of stockholders to elect a Director or Directors of its choice-- afeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

               In our view, cumulative voting for MAXXAM's Common Directors is needed because MAXXAM's two-tier stock structure, with preferred stock outvoting common ten to one, allows MAXXAM's CEO and his affiliates to effectively control Board elections and policy based on majority holdings of preferred stock.

               We believe MAXXAM suffers from excessive CEO control of Board affairs. In December 1997, Business Week named MAXXAM's Board the 10th worst in America, citing CEO domination. We believe subsequent events demonstrate increasing need for a minority shareholder voice on the Board.

               - MAXXAM reported net losses of more than $30 million in the first nine months of 1998--$3.86 per share.

               - Twice in 12 months, California suspended the operating license of MAXXAM's Pacific Lumber division citing serious violations of state forestry laws.

               - These violations and suspensions may have placed at risk $480 million in Company revenue-- approximately $48 per share--from public purchases of forest lands in the Headwaters area that depend on government approval of Company logging and conservation plans.

               -    Company forestry practices, including
                    extensive old-growth logging and clear cutting, attract expensive litigation and public criticism. Large timber companies like MacMillan Bloedel are moving away from these practices. Thirteen Fortune 500 companies have pledged to forego using old-growth wood products.

               - In October, 1998, the federal government rested its case seeking $500 million in restitution from CEO Hurwitz, MAXXAM, and others, related to the failure of a savings and loan MAXXAM allegedly controlled. We believe management has failed to aggressively pursue opportunities to settle this case using forest lands with low commercial, but high environmental, value. MAXXAM has paid $40 million in this and related litigation, including all CEO Hurwitz' expenses.

               - MAXXAM has been embroiled in a major labor dispute resulting in a costly (and, we believe, avoidable) strike against the Kaiser Aluminum division, the longest in Kaiser's history.

               - Serious accidents and worker compensation claims have skyrocketed at Kaiser--from an average of 4 serious injuries per month at the Mead, WA plant in 1997, to 29 in two weeks in October, 1998.

          Safeguard your investment.  Vote FOR cumulative voting."

     STATEMENT IN OPPOSITION

          THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY RECOMMEND A VOTE "AGAINST" THE ADOPTION OF THE ABOVE PROPOSAL AS IT IS CONTRARY TO THE INTERESTS OF THE COMPANY AS A WHOLE.

          The proponents of the proposal assert that cumulative voting will safeguard minority stockholder interests. The Company believes that cumulative voting would have a much different effect.

          Cumulative voting will create an environment in which special interest stockholders will be able to pool their respective voting powers to attempt to elect single issue directors. These directors may come to believe that they are under an obligation to advance agendas that benefit a minority of stockholders rather than the majority. Moreover, it could lead to partisanship among directors that could undermine the ability of the directors to work together effectively in advancing the Company's interests.

          Evidence of the significant potential problems with this proposal can be seen in the list of "events" the proponents cite. These "events" are primarily focused on a narrow set of environmental and labor issues that, while important to the Company, do not reflect the full range of issues in the Company's businesses that its Board of Directors must assess and oversee on a regular basis.

          The Board of Directors believes that the current system of voting for the election of directors at stockholders' meetings better serves the interests of all stockholders. Such practice is common at leading public companies and should remain the practice of the Company.

          Also note that as with the above proposal to declassify the Board, this proposal is advisory and its adoption would not in itself effectuate cumulative voting. If adopted, both the Company's Board of Directors and its stockholders would have to adopt an amendment to the Company's Restated Certificate of Incorporation to effect this proposal.

          FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY URGE THAT YOU VOTE "AGAINST" THIS PROPOSAL.


                               OTHER BUSINESS

          Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement, nor is any stockholder entitled under the Company's Amended and Restated By-Laws to bring any such other matter before the Annual Meeting. Nonetheless, if any other business should properly come before the meeting, or any postponement or adjournment thereof, the persons named on the enclosed white proxy card will vote on such matters according to their best judgment.

                 THE BOARD OF DIRECTORS AND ITS COMMITTEES

          The Board of Directors of the Company (sometimes referred to herein as the "Board") held six meetings and acted by written consent on five occasions during 1998. In addition, management confers frequently with directors on an informal basis to discuss Company affairs. During 1998, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board on which he served.

          The Board of Directors of the Company has the following standing committees: Executive, Audit, Conflicts and Compliance, Compensation Policy, and Section 162(m). The Board does not have a standing nominating committee nor does it have any committee performing a similar function.

          The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. Its current members are Messrs. Hurwitz (Chairman) and Levin. The Executive Committee held no meetings and acted by written consent on one occasion during 1998.

          The Audit Committee meets with the appropriate financial and legal personnel, internal auditors, and independent public accountants and reviews the internal controls of the Company and the objectivity and appropriateness of its financial statements and reports. It also reports to the Board of Directors on the major accounting policies and principles adopted by the Company and recommends to the Board the appointment and retention of the independent auditors of the Company. Further, the Audit Committee supervises and directs the financial reporting, affairs, policies and procedures of the Company. Messrs. Levin (Chairman), Cruikshank and Rosenberg served as members of this committee, which met on two occasions during 1998 and did not act by written consent.

          The Conflicts and Compliance Committee (i) ensures that appropriate policies with regard to employee conduct pursuant to legal and ethical business standards are formulated, maintained, periodically reviewed and properly implemented and enforced, (ii) reviews possible conflicts of interest, (iii) establishes, maintains, governs and enforces policies regarding sensitive payments, insider trading with regard to the Company's equity securities and similar policies. Messrs. Rosenberg (Chairman), Cruikshank and Levin served as members of this committee, which met on two occasions during 1998 and did not act by written consent.

          The Compensation Policy Committee (the "Policy Committee") reviews and approves proposals concerning or related to (i) the establishment or change of benefit plans, or material amendments to existing benefit plans, and (ii) salaries or other compensation, including payments awarded pursuant to bonus and benefit plans maintained by the Company and its subsidiaries and to all executive officers and other employees of the Company and its subsidiaries. However, the Policy Committee is not responsible for the administration of, amendments to and awards pursuant to the MAXXAM 1994 Executive Bonus Plan (the "Executive Plan") or the Omnibus Plan. Messrs. Levin (Chairman), Cruikshank and Rosenberg served as members of this committee. The Policy Committee met on three occasions and took action by unanimous written consent once during 1998.

          The Section 162(m) Committee has the authority to administer and make amendments to the Company's Executive Plan and the Omnibus Plan and such other plans or programs, if any, as are intended to comply with the provisions of Section 162(m) of the Code. The Section 162(m) Committee establishes criteria to be used in determining awards to be made pursuant to the Executive Plan, while retaining the right to reduce any such awards through its power of negative discretion, and approves awards made pursuant to the Omnibus Plan. Messrs. Cruikshank (Chairman) and Rosenberg served as members of this committee. During 1998, this committee met on six occasions and did not act by written consent.

DIRECTOR COMPENSATION

          Each of the directors who were not employees of or consultants to the Company received a fee of $30,000 for the 1998 calendar year. Non-employee directors were also entitled to receive an annual fee of $1,500 for each Board committee they chaired. Messrs. Cruikshank, Levin and Rosenberg received an aggregate of $31,500, $33,000 and $31,500, respectively, in payment of such director and committee chairman fees during 1998. No additional compensation for attending Board or committee meetings was paid to directors. Directors were reimbursed for travel and other disbursements relating to Board and committee meetings. Fees to directors who were also employees of the Company were deemed to be included in their salary. Non-employee directors of the Company who also served as directors of the Company's majority-owned subsidiaries, Kaiser Aluminum Corporation ("Kaiser") and/or Kaiser Aluminum & Chemical Corporation ("KACC"), also received from Kaiser and KACC additional director or committee fees and were reimbursed by Kaiser and KACC for expenses pertaining to their services in such capacities. During 1998, Messrs. Cruikshank and Levin received an aggregate $50,000 and $50,500, respectively, in such director and committee fees from Kaiser and KACC (excluding any expense reimbursement).

          All non-employee directors are eligible to participate in a deferred compensation program. By executing a Deferred Fee Agreement, a non-employee director may defer all or part, in 25% increments, of the director's fees received from the Company for service in such capacity for any calendar year. The designated percentage of deferred fees are credited to a book account as of the date such fees would have been paid to the director and are deemed "invested" in two investment choices, again in 25% increments, of phantom shares of the Company's Common Stock and/or in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month. Deferred director's fees, including all earnings credited to the book account, will be paid in cash to the director or beneficiary as soon as practicable following the date the director ceases for any reason to be a member of the Board, either in a lump sum or in a specified number of annual installments not to exceed ten, at the director's election. Mr. Levin is the only director who has elected to defer his director's fees, with such fees having been deferred since September 1, 1994.

          Non-employee directors are also eligible to participate in the Company's 1994 Non-Employee Director Stock Plan (the "Non-Employee Director Plan"), as amended. Pursuant to such plan, each eligible director receives an initial grant of an option to purchase, at the discretion of the Board or any committee thereof, at least 500 shares of Common Stock the day following the first annual meeting after such eligible director is first elected or appointed by the Board to be a director. Thereafter, each eligible director is granted an option to purchase 600 shares of Common Stock each year the day following the annual meeting. The exercise price of the options per share is the closing price of the Common Stock as reported by the American Stock Exchange on the date the option is granted. Each option granted under the Non-Employee Director Plan becomes exercisable as to 25% of the shares on the first, second, third and fourth anniversaries of the date of the grant. Messrs. Cruikshank, Levin and Rosenberg each received options to purchase 600 shares of the Company's Common Stock on May 21, 1998, at an exercise price of $60.9375 per share.


                      EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth certain information as of April 1, 1999, with respect to the executive officers and directors of the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.



         NAME                             POSITIONS AND OFFICES WITH THE COMPANY
 --------------------  --------------------------------------------------------------------------
 Charles E. Hurwitz    Chairman of the Board and Chief Executive Officer
 Paul N. Schwartz      Director, President, Chief Operating Officer and Chief Financial Officer
 John T. La Duc        Senior Vice President
 J. Kent Friedman      Acting General Counsel
 Robert E. Cole        Vice President Federal Government Affairs
 Diane M. Dudley       Vice President--Chief Personnel Officer
 Ronald L. Reman       Vice President--Taxes
 Bernard L. Birkel     Secretary and Managing Counsel--Corporate
 Elizabeth D. Brumley  Controller
 Robert J. Cruikshank  Director
 Ezra G. Levin         Director
 Stanley D. Rosenberg  Director



          Charles E. Hurwitz.    Mr. Hurwitz, age 58, has served as a
member of the Board of Directors and the Executive Committee of the Company since August 1978 and was elected as Chairman of the Board and Chief Executive Officer of the Company in March 1980. He also served the Company as President from January 1993 to January 1998. Since January 1974, Mr. Hurwitz has also been Chairman of the Board and Chief Executive Officer of Federated Development Company ("Federated"), a New York business trust primarily engaged in the management of real estate investments, and a principal stockholder of the Company. In December 1994, he was appointed Vice Chairman of the Board of KACC. Mr. Hurwitz has served as a director of Kaiser since October 1988 and of KACC since November 1988. Mr. Hurwitz has also been, since its formation in November 1996, Chairman of the Board, President and Chief Executive Officer of MAXXAM Group Holdings Inc. ("MGHI"), a wholly owned subsidiary of the Company and parent of the Company's forest products operations. Mr. Hurwitz has also served as a director and Chairman of the Board of SHRP General Partner, Inc. ("SHRP GP") since May 1993 and October 1995, respectively. SHRP GP is the managing general partner of Sam Houston Race Park, Ltd., a Texas limited partnership which operates a horse racing facility in Texas and in which the Company holds a 98.2% equity interest.

          Paul N. Schwartz.    Mr. Schwartz, age 52, was named a director,
the President and Chief Operating Officer of the Company in January 1998, and has served as Chief Financial Officer of the Company since January
1995. He previously served as Executive Vice President of the Company since January 1995, Senior Vice President--Corporate Development of the Company from June 1987 until December 1994, and Vice President--Corporate Development of the Company from July 1985 to June 1987. Since June 1998, Mr. Schwartz has also served as manager of the Board of Managers and a Vice President of Scotia Pacific Company LLC ("Scopac LLC"), a wholly owned indirect subsidiary of the Company engaged in forest products operations and successor by merger in July 1998 to Scotia Pacific Holding Company. Mr. Schwartz has also served as a director of The Pacific Lumber Company, the parent of Scopac LLC ("Pacific Lumber"), since February 1993, and as Vice President since January 1987. Mr. Schwartz has also served as Vice President, Chief Financial Officer and a director of MGHI since its formation. Since May 1993, he has also served as a director and a Vice President of SHRP GP. Mr. Schwartz also serves as Chairman of the Board and sole executive officer of United Financial Group, Inc., a Delaware corporation.

          John T. La Duc.    Mr. La Duc, age 56, has served as Senior Vice
President of the Company since September 1990. Mr. La Duc served the Company as Chief Financial Officer from September 1990 until December 1994. He has also served Kaiser as Executive Vice President since July 1998 and as Chief Financial Officer since May 1990. Mr. La Duc has served KACC as Executive Vice President since July 1998 and Chief Financial Officer since January 1990. He served as a Vice President of Kaiser and KACC from June 1989 to July 1998. Mr. La Duc served as Kaiser's Treasurer from August 1995 until February 1996, and as KACC's Treasurer from June 1995 until February 1996. He also currently serves as a director and Vice President of MGHI, as a director and Vice President of Pacific Lumber, and as a Vice President and manager on the Board of Managers of Scopac LLC.

         J. Kent Friedman. Mr. Friedman, age 55, was appointed Acting General Counsel of the Company in March 1998. He has been a partner of Mayor, Day, Caldwell & Keeton, L.L.P., a Houston law firm, since 1982. Prior to such time, Mr. Friedman was a partner at Butler & Binion, also a Houston law firm. Mr. Friedman has also served as a director of SHRP GP since October 1995.

          Robert E. Cole.    Mr. Cole, age 52, has served the Company as
Vice President--Federal Government Affairs since September 1990. Since March 1981, he has also served as a Vice President of KACC, and since
September 1990, as a Vice President of Pacific Lumber.   He is currently
Chairman of the United States Auto Parts Advisory Committee to the United States Congress.

          Diane M. Dudley.    Ms. Dudley, age 58, has served as Vice
President--Chief Personnel Officer of the Company since May 1990. From June 1987 until May 1990, she was Vice President--Personnel and Administration of the Company. From December 1983 until June 1987, Ms. Dudley served as Assistant Vice President--Personnel of the Company. Ms. Dudley has also served as a Vice President of Pacific Lumber since November 1995.

          Ronald L. Reman.    Mr. Reman, age 41, has served as Vice
President--Taxes of the Company since September 1992. Prior to September 1992, he had served the Company as Director of Taxes since joining the Company in October 1986. From July 1984 until October 1986, Mr. Reman was a Senior Manager in the Tax Department of the New York office of Price Waterhouse after having served seven years with the New York office of Coopers & Lybrand, both of which were accounting firms. Mr. Reman also serves as Vice President--Taxes of MGHI, Pacific Lumber, Scopac LLC and certain other subsidiaries of the Company, Vice President--Taxes of Kaiser and KACC and as Assistant Treasurer of certain subsidiaries of Kaiser and KACC.

          Bernard L. Birkel. Mr. Birkel, age 49, was named Secretary of the Company in May 1997, and has served MGHI, Pacific Lumber and SHRP GP in such capacity since May 1997 and Scopac LLC since June 1998. He has also served as Managing Counsel--Corporate of the Company since May 1997. Prior to that, Mr. Birkel was Assistant Secretary of the Company from May 1991 and MGHI from November 1996. He served as Senior Corporate Counsel of the Company from August 1992 until May 1997. Prior to joining the Company as Corporate Counsel in August 1990, Mr. Birkel was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.

         Elizabeth D. Brumley. Ms. Brumley, age 40, joined the Company in August 1996 and was named Controller in January 1999. She has also served as Controller of MGHI and SHRP GP since January 1999. Until January 1999, Ms. Brumley served as Assistant Controller of the Company from December 1997, MGHI from May 1998, and SHRP GP from January 1998. She previously worked for GulfMark Offshore, Inc. (formerly GulfMark International, Inc.), where she served as Controller from 1990 until joining the Company. Ms. Brumley was a senior auditor with Arthur Andersen LLP prior to joining GulfMark in December 1987.

          Robert J. Cruikshank.    Mr. Cruikshank, age 68, has served as a
director of the Company since May 1993. Mr. Cruikshank is a nominee for reelection as a director of the Company to serve until the 2000 Annual Meeting of Stockholders. In addition, he has served as a director of Kaiser and KACC since January 1994. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement from that firm in March 1993. Mr. Cruikshank served on the board of directors of Deloitte Haskins & Sells from 1981 to 1985 and as Managing Partner from June 1974 until its merger with Touche Ross & Co. in December 1989. Mr. Cruikshank also serves as a director and on the Compensation Committee of Houston Industries Incorporated, a public utility holding company with interests in electric and natural gas utilities, coal and transportation businesses; as a director of Texas Biotechnology Incorporated; as a trust manager of Weingarten Realty Investors; as a director of American Residential Services, Inc.; and as advisory director of Compass Bank--Houston. Mr. Cruikshank has also served in a leadership capacity at a number of leading academic and health care organizations including: member of the Board of Directors, Texas Medical Center (1989 to present), and Regent and Vice Chairman of The University of Texas System (1989 - 1995).

          Ezra G. Levin. Mr. Levin, age 65, was first elected a director of the Company in May 1978. He has served as a director of Kaiser and KACC since July 1991 and November 1988, respectively, and also served as a director of Kaiser from April 1988 to May 1990. Mr. Levin has served as a director of Pacific Lumber since February 1993, and as a manager on the Board of Managers of Scopac LLC since June 1998. From January 1974 through December 1995, he served as a trustee of Federated. Mr. Levin is a partner in the law firm of Kramer, Levin, Naftalis & Frankel LLP.

          Stanley D. Rosenberg.    Mr. Rosenberg, age 67, was first elected
to the Board of Directors of the Company in June 1981. He is a nominee for reelection as a director of the Company to serve until the 2000 Annual Meeting of Stockholders. Mr. Rosenberg is a partner in the law firm of Rosenberg, Tuggey, Agather, Rosenthal & Rodriguez. Mr. Rosenberg was a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in 1971 until February 1990, from which time he served as Of Counsel to that firm through June 1993. Mr. Rosenberg has also held leadership roles in various legal and philanthropic capacities including:
Committee Chairman--State Bar of Texas Task Force on Title Companies (1984 to 1990); Member, University of Texas Graduate School of Business Advisory Council (1991 to 1992); Member of the Board of Visitors, University of Texas Law School (1992 to 1994); and, Director, University of Texas Health Science Center Development Board (1994 to present).

                           PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of April 1, 1999, unless otherwise indicated, the beneficial ownership of the Company's Common Stock and Preferred Stock by (i) those persons known by the Company to own beneficially more than 5% of the shares of either class then outstanding,
(ii) each of the executive officers named in the Summary Compensation Table, (iii) each of the directors or nominees for director, and (iv) all directors and executive officers of the Company as a group.


                                                                                                                       COMBINED
                  NAME OF                                                         NUMBER                  % OF        % OF VOTING
              BENEFICIAL OWNER                  TITLE OF CLASS                 OF SHARES(1)              CLASS         POWER(2)
------------------------------------------- ----------------------   -------------------------------  --------------  ------------
Federated Development Inc.(3)                    Common Stock            1,750,480(4)(5)                   24.9          61.0
                                                Preferred Stock            661,377                         98.9
The Stockholder Group(3)                         Common Stock            2,657,648(4)(5)(6)(7)(8)          37.8
                                                                                                                         69.0
                                                Preferred Stock            721,074(9)                      99.2
David M. Knott                                   Common Stock              399,000(10)                      5.7           2.9
Bernard L. Birkel                                Common Stock                  248(11)                        *             *
Robert J. Cruikshank                             Common Stock                2,400(8)                         *             *
Charles E. Hurwitz(3)(12)                        Common Stock            2,654,896(4)(5)(6)(7)(14)         37.7          68.9
                                                Preferred Stock            720,941(9)(13)                  99.2
John T. La Duc                                        --                          --                         --            --
Ezra G. Levin(3)                                 Common Stock                2,400(8)(14)                     *             *
Ronald L. Reman                                  Common Stock                  539(15)                        *             *
Stanley D. Rosenberg                             Common Stock                3,400(8)                         *             *
Paul N. Schwartz                                 Common Stock               36,395(16)                        *             *
All directors and executive officers of the      Common Stock            2,703,544(4)(5)(6)(7)(17)          38.3         69.1
     Company as a group (12 persons)            Preferred Stock            720,941(9)(13)                   99.2



---------------

*    Less than 1%.
(1) Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Includes the number of shares such persons would have received on April 1, 1999, if any, for their exercisable SARs (excluding SARs payable in cash only) exercisable within 60 days of such date if such rights had been paid solely in shares of Common Stock. Also includes the number of shares of Common Stock credited to such person's stock fund account under the Company's 401(k) savings plan as of January 31, 1999.
(2) The Company's Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of the Company's stockholders.
(3) Federated Development Inc. ("FDI") is a wholly owned subsidiary of Federated. FDI, Federated, Federated Development Investments, LLC ("FDILLC"), the Hurwitz Investment Partnership L.P., the Hurwitz 1992 Investment Partnership L.P., Messrs. Hurwitz and Levin, and Mr. James
     H. Paulin, Jr., may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Exchange Act. The address of FDI is 5847 San Felipe, Suite 2600, Houston, Texas 77057. The address of the Stockholder Group is c/o Ezra G. Levin, Esq., Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022.
(4) Includes 60,000 shares owned by FDILLC. FDILLC is a Texas limited liability company which is owned 79% by FDI and 21% by Mr. Hurwitz, and of which FDI is the managing member.
(5) Includes options to purchase 21,029 shares of Common Stock held by FDI.
(6) Includes (a) 1,669,451 shares of Common Stock owned by FDI as to which Mr. Hurwitz indirectly possesses voting and investment power, (b) 30,201 shares of Common Stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 46,500 shares of Common Stock owned by the Hurwitz Investment Partnership L.P., a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 101,214 shares of Common Stock owned by the 1992 Hurwitz Investment Partnership L.P., of which 50,607 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, and (e) 710,001 shares of Common Stock held directly by Mr. Hurwitz.
(7) Includes options held by Mr. Hurwitz to purchase 16,500 shares of Common Stock and exercisable within 60 days of April 1, 1999.
(8) Includes options to purchase 1,400 shares of Common Stock and exercisable within 60 days of April 1, 1999.
(9) Includes options held by Mr. Hurwitz to purchase 58,500 shares of Preferred Stock and exercisable within 60 days of April 1, 1999.
(10) Information is based solely on Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 10, 1999 (the "D.M. Knott 13G"). The D.M. Knott 13G was filed by Mr. David M. Knott, the General Partner of Knott Partners, L.P. (the "Partnership"), a New Jersey limited partnership that invests in securities that are sold in the public markets. The D.M. Knott 13G indicates that Mr. Knott has sole voting and dispositive power with respect to 216,200 of such shares, shared voting power with respect to 182,500 of such shares, and shared voting and dispositive power with respect to 182,800 of such shares. The D.M. Knott 13G also indicates that 182,500 of such shares are owned on behalf of other persons or entities having the right to receive and the power to direct the receipt of dividends from, and proceeds from the sale of, such shares. The business address of Mr. Knott is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791-3419.
(11) Relates to the number of shares Mr. Birkel would have received on April 1, 1999 for 1,500 SARs exercisable within 60 days of such date, if such SARs had been paid solely in shares of Common Stock.
(12) Mr. Hurwitz serves as a trustee of Federated, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated, and his positions include Chairman of the Board and Chief Executive Officer of the Company, membership on the Company's Executive Committee and Chairman of the Board, President and Chief Executive Officer of Federated. By reason of the foregoing and his relationship with the members of the Stockholder Group, Mr. Hurwitz may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(13) Includes 661,377 shares of Preferred Stock owned by FDI as to which Mr. Hurwitz possesses voting and investment power and 1,064 shares of Preferred Stock held directly by Mr. Hurwitz.
(14) Does not include shares owned by other members of the Stockholder
     Group.
(15) Relates to the number of shares Mr. Reman would have received on April 1, 1999 for 4,000 SARs exercisable within 60 days of such date, if such SARs had been paid solely in shares of Common Stock.
(16) Includes 1,914 shares of Common Stock, which is the number of shares Mr. Schwartz would have received on April 1, 1999 for 14,000 SARs exercisable within 60 days of such date, if such SARs had been paid solely in shares of Common Stock. Also includes options to purchase 20,000 shares of Common Stock exercisable within 60 days of April 1, 1999, and 10,749 shares of Common Stock owned by a trust of which Mr. Schwartz and his spouse are trustees.
(17) The Stockholder Group beneficially owns 2,657,296 of such shares. As to the remaining shares, the directors and officers owning such shares have sole voting and investment power with respect to all such shares except (i) 10,749 owned by a trust of which an officer and his spouse are trustees, (ii) options exercisable within 60 days of April 1, 1999 to purchase 22,800 shares of Common Stock, and (iii) 4,791 shares of Common Stock which would have been received on April 1, 1999 for 25,300 SARs exercisable within 60 days of such date, if such SARs had been paid solely in shares of Common Stock.


                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1998:


                                                                               LONG-TERM COMPENSATION
                                                                      --------------------------------------
                                        ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                               -------------------------------------  -------------------------  -----------
          (A)             (B)      (C)         (D)          (E)            (F)           (G)          (H)               (I)
                                                           OTHER       RESTRICTED
        NAME AND                                           ANNUAL         STOCK       OPTIONS/        LTIP           ALL OTHER
       PRINCIPAL                 SALARY       BONUS     COMPENSATION    AWARD(S)        SARS        PAYOUTS         COMPENSATION
        POSITION          YEAR     ($)         ($)         ($)(1)        ($)(2)          (#)          ($)               ($)
-----------------------  ----- ---------- ------------ -------------  ------------  ------------ ------------- ---------------------

Charles E. Hurwitz,      1998    698,605   450,000           --              -0-     50,000          -0-            111,191(3)(4)(5)
     Chief Executive     1997    671,736   450,000           --              -0-     32,500          -0-            107,160(3)(4)
     Officer and         1996    645,900   450,000           --              -0-     22,500          -0-            102,885(3)(4)
     Chairman of the
     Board

Paul N. Schwartz,        1998    500,000   400,000(6)        --              -0-     25,000          -0-             81,250(3)(4)(5)
     Director,           1997    338,000   275,000           --              -0-     15,000          -0-             56,333(3)(4)
     President, Chief    1996    325,000   250,000           --              -0-        -0-          -0-             54,750(3)(4)
     Operating Officer
     and Chief
     Financial Officer

John T. La Duc,(7)       1998    320,000   220,000(8)        --              -0-    468,750(9)   124,356(10)         16,000(11)
Senior Vice President    1997    260,000   184,000(8)        --              -0-        -0-       44,236(10)         13,000(11)
                         1996    260,000    83,200(8)        --              -0-        -0-          -0-(10)          5,200(11)

Ronald L. Reman          1998    182,000   163,800           --              -0-        -0-          -0-             33,700(3)(4)(5)
Vice President--Taxes    1997    175,008   157,500           --              -0-      5,000          -0-             32,650(3)(4)
                         1996    159,120   150,000           --              -0-        -0-          -0-             29,868(3)(4)

Bernard L. Birkel,       1998    156,000   125,000           --              -0-        -0-          -0-              6,240(4)
Secretary and Managing   1997    141,929   100,000           --              -0-      6,000          -0-              5,677(4)
Counsel--Corporate       1996    120,950    93,333           --              -0-        -0-          -0-              4,838(4)


---------------

(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2) No named executive officer held restricted stock of the Company or Kaiser at fiscal year end 1998.
(3) Includes the following aggregate amounts accrued for 1998, 1997 and 1996, respectively, in respect of the MAXXAM Inc. Revised Capital Accumulation Plan of 1988 (the "Capital Accumulation Plan"), pursuant to which, in general, benefits vest 10% annually and (i) with respect to contributions made for 1988-1997, were paid in January 1998; or
     (ii) with respect to contributions made during 1998 or after, are payable upon the earlier of (a) January 1, 2008 (with respect to participants who were also participants under a former plan on December 31, 1987), or (b) termination of employment with the Company:
     Mr. Hurwitz--$104,791,  $100,760 and $96,885; Mr. Schwartz--$75,000,
     $50,700 and $48,750; and Mr. Reman--$27,300, $26,250 and  $23,868.
(4) These amounts include matching contributions by the Company under its 401(k) savings plan for 1998, 1997 and 1996, respectively, as follows:
     Mr. Hurwitz--$6,400, $6,400 and $6,000; Mr. Schwartz--$6,250, $5,633
     and $6,000; Mr. Reman--$6,400, $6,400 and $6,000; and Mr. Birkel--
     6,240, $5,677 and $4,838.
(5) Does not include the January 1998 payouts under the Capital Accumulation Plan, which were as follows: Mr. Hurwitz--$1,201,702, Mr. Schwartz--$529,480, and Mr. Reman--$96,763.
(6) Includes a single payment of $325,000 in December 1998, and three annual payments, commencing December 1999, of $25,000 each, so long as Mr. Schwartz continues to be employed by the Company on each payment date.
(7) Mr. La Duc received his compensation for all three years principally from KACC; however, the Company reimbursed KACC for certain allocable costs associated with the performance of services for the Company by Mr. La Duc. The table reflects Mr. La Duc's total compensation, rather than any allocated part of such compensation.
(8) Includes $50,000 per year (to be paid over two-year periods) awarded for 1998, 1997 and 1996, for which the Company reimburses KACC.
(9)  Represents options for shares of Kaiser Common Stock.
(10) The long-term component of Kaiser's incentive compensation program in effect for the periods covered above provides incentive compensation based on performance against goals over rolling three-year periods. Payments are generally made 57% in shares of Kaiser's Common Stock and 43% in cash and are paid in two equal installments; the first during the year following the end of the three-year period and the second during the following year. The amounts indicated reflect the value of the actual payment received under the program during the year indicated with the stock portion of each amount being based on the market value on the date of distribution. No payments were made under the program in 1996. Total awards to Mr. La Duc for the 1994-1996, 1995-1997 and 1996-1998 periods were $84,100, $164,900 and $120,000, respectively. Additional information with respect to the long-term component of Kaiser's incentive compensation program is set forth below in the Long-Term Incentive Plan Awards Table.
(11) Amount represents contributions under the KACC 401(k) savings plan and the KACC Supplemental Benefits Plan by KACC.



OPTION/SAR GRANTS TABLE

          The following table sets forth certain information concerning stock options or SARs granted in fiscal year 1998 to any of the named executive officers:



                                                                                                                    GRANT
                                              INDIVIDUAL GRANTS                                                   DATE VALUE
 ----------------------------------------------------------------------------------------------------------- --------------------
               (a)                       (b)                (c)                (d)                (e)                 (f)
                                                        % OF TOTAL
                                         # OF            OPTIONS/
                                      SECURITIES           SARS
                                      UNDERLYING        GRANTED TO         EXERCISE OR
                                     OPTIONS/SARS      EMPLOYEES IN         BASE PRICE        EXPIRATION          GRANT DATE
               NAME                     GRANTS             1998             ($/SHARE)            DATE          PRESENT VALUE ($)
 -------------------------------  ----------------- ------------------  ----------------- -----------------  --------------------
 Charles E. Hurwitz                     50,000(1)          62.9              50.5000           02/17/08           1,138,930(2)
 Paul N. Schwartz                       25,000(1)          31.4              44.5000           01/16/08             508,055(3)
 John T. La Duc                        468,750(4)          20.1               9.3125           07/10/03           2,325,000(5)



---------------

(1) Represents shares of Common Stock underlying SARs, except with respect to Mr. Hurwitz whose amount represents shares of Common Stock underlying an option.
(2) Valuation utilizing Black-Scholes Option Price Model with the following assumptions: 5-year daily volatility for Common Stock, 5.44% risk-free rate (10-year Government Bond as of the grant date), no dividend yield and 6.59-year exercise date. No adjustments were made for non-transferability or risk of forfeiture.
(3) Valuation utilizing Black-Scholes Option Price Model with the following assumptions: 5-year daily volatility for Common Stock, 5.51% risk-free rate (10-year Government Bond as of the grant date), no dividend yield and 6.59-year exercise date. No adjustments were made for non-transferability or risk of forfeiture.
(4)  Represents shares of Kaiser Common Stock underlying options.
(5) Valuation utilizing Black-Scholes Option Price Model with the following assumptions: 3-year monthly volatility for Kaiser's Common Stock, 5.8% risk-free rate (5-year T-Bond as of the grant date), no dividend yield and 5-year exercise date. No adjustments were made for non-transferability or risk of forfeiture.


          The stock options and SARs with respect to the Company's Common Stock set forth in the above table were granted under the Omnibus Plan at the closing price on the date of the grant and vest with respect to 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested. SARs under the Omnibus Plan are exercisable for cash, Common Stock or a combination thereof at the discretion of the Company's Board. The stock options granted with respect to Kaiser's Common Stock were granted under the Kaiser 1997 Omnibus Stock Incentive Plan at the market average of the high and low prices of Kaiser's Common Stock on the date of grant, vest with respect to 20% on December 31, 1998 and an additional 20% on each December 31 thereafter until fully vested, and are exercisable for cash, Kaiser Common Stock or a combination thereof. Additional information with respect to the terms of the grant are set forth below under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

          The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1998 by each of the named executive officers, and the 1998 fiscal year-end value of unexercised options and SARs, including SARs exercisable for cash only.



             (A)                     (B)              (C)                     (D)                               (E)
                                                                     NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                                                          OPTIONS/SARS               IN-THE-MONEY OPTIONS/SARS
                                                                        AT YEAR END (#)               AT FISCAL YEAR-END ($)
                                                                -------------------------------  ---------------------------------
                              SHARES ACQUIRED        VALUE
             NAME             ON EXERCISE (#)     REALIZED ($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
 ---------------------------  ----------------  --------------- ---------------  --------------- ---------------  ----------------
 Charles E. Hurwitz                  -0-              -0-            54,000(1)        36,000(1)    1,125,675(2)        473,513(2)
                                     -0-              -0-             6,500(3)        76,000(3)      103,188(2)        756,500(2)
                                     -0-              -0-           250,000(4)           -0-              --(5)             --(5)
 Paul N. Schwartz                    -0-           379,500           29,000(3)        46,000(3)      660,975(2)        696,275(2)
 John T. La Duc                      -0-           134,250            4,000(3)            -0-        117,500(2)             --(2)
                                     -0-              -0-           102,950(4)       375,000(4)           --(5)             --(5)
 Ronald L. Reman                     -0-              -0-             4,000(3)         6,000(3)       52,550(2)         87,950(2)
 Bernard L. Birkel                   -0-            19,015              900(3)         5,400(3)       13,193(2)         80,835(2)


---------------

(1)  Represents underlying shares of Preferred Stock.
(2) Valued at $57.375 per share, the closing price of the Company's Common Stock on December 31, 1998, less exercise price.
(3)  Represents underlying shares of Common Stock.
(4)  Represents underlying shares of Kaiser common stock.
(5) Valued at $4.875 per share, the closing price of Kaiser common stock on December 31, 1998, less exercise price. No value is shown because the exercise price is higher than such closing price.


LONG-TERM INCENTIVE PLAN AWARDS TABLE

          Mr. La Duc received an award in 1998 in respect of the long-term component of Kaiser's long-term incentive compensation program for the 1994-1996 and 1995-1997 three-year, long-term performance periods. The following table and accompanying footnotes describe the awards received by Mr. La Duc in 1998 and the criteria applied in determining the amount payable for each of the 1994-1996 and 1995-1997 performance periods.



                                                     ESTIMATED FUTURE PAYOUTS
                                                 UNDER NON-STOCK PRICE-BASED PLANS
                                             ----------------------------------------
       (A)            (B)           (C)           (D)           (E)           (F)
                                PERFORMANCE
                                 OR OTHER
                   NUMBER OF      PERIODS
                    SHARES,        UNTIL
                     UNITS      MATURATION
                   OR OTHER         OR
      NAME        RIGHTS (#)      PAYOUT       THRESHOLD      TARGET        MAXIMUM
 --------------  ------------  ------------  ------------  ------------  ------------
 John T. La Duc    2,104(1)        --            --            --            --
                   4,957(2)        --(3)         --(4)         --(4)         --(4)



---------------

(1) Represents the stock portion of the second installment of long-term incentive award distributed in March 1998 in connection with the 1994-996 three-year, long-term performance period. The average closing price of Kaiser common stock during December 1996 was $11.375 per share. The total award for the 1994-1996 long-term performance period for Mr. La Duc was $84,000.
(2) Represents the stock portion of the first installment of long-term incentive award distributed in March 1998 in connection with the 1995-1997 three-year, long-term performance period. The average closing price of Kaiser common stock during December 1997 was $9.48 per share. The total award for the 1995-1997 long-term performance period for Mr. La Duc was $164,900.
(3) Payment of the second installment for the 1995-1997 long-term performance period was conditioned on continued employment through December 31, 1998. Mr. La Duc was employed by KACC on January 1, 1999, and the second installment was distributed in April 1999.
(4)  The amount of the second installment has been determined.


          Kaiser Long-Term Incentive Plan
          Threshold, target and maximum dollar amounts for the long-term portion of executive compensation are based upon Kaiser's performance. Minimum performance criteria must be met before the threshold amount is earned. Payments under the long-term portion of the program are generally made 57% in shares of Kaiser common stock and 43% in cash. The aggregate number of shares distributed is based on the average closing price of Kaiser common stock during the last December of the performance period.

          Awards are paid in two equal installments; the first during the year following the end of the three-year period and the second during the following year. Payment of the second installment is generally conditioned on continued employment through the end of the fiscal year following the end of the performance period. If a participant voluntarily terminates his or her employment for any reason other than death, disability or retirement prior to the beginning of the fiscal year the payment is to be made, any unmade payments are forfeited.

          During the 1994-1996 and 1995-1997 performance periods target incentives were based on the return on assets employed in the business. When incentive awards are determined at the end of each performance period, up to an additional 30% of each individuals incentive target based on the achievement of goals or other accomplishments not reflected in the return on assets, may be added to the incentive payment amount. Although Kaiser's
Section 162(m) Committee cannot increase the incentive payment, it may decrease the payment by up to 60% of the target incentive.

DEFINED BENEFIT PLANS

          MAXXAM Pension Plan
          All officers who are also employees and other regular employees of the Company automatically participate in the Company's Pension Plan (the "Pension Plan"), a noncontributory, defined benefit plan. Benefits equal the sum of an employee's "past service benefit" and "future service benefit." Benefits are based on (i) an employee's base salary, including overtime, but excluding bonuses, commissions and incentive compensation and
(ii) an employee's age and the number of years of service with the Company.

          Under the Pension Plan, the annual past service benefit is the greatest of:

          (i)  benefits accrued under the plan through December 31, 1986;

          (ii) the product of (a) the sum of 0.8% of the participant's Past Service Compensation Base (as defined), plus 0.8% of the participant's Past Service Compensation Base in excess of $15,000 multiplied by (b) the participant's credited years of service prior to January 1, 1987; or

          (iii)the product of 1.2% of the participant's Past Service Compensation Base multiplied by the participant's credited years of service prior to January 1, 1987.

          For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's compensation up to two-thirds of the Social Security wage base, plus 2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equaled 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000. Effective January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

          The amount of an employee's aggregate plan compensation that may be included in benefit computations under the Pension Plan is limited to $160,000 for 1998. Benefits are generally payable as a lifetime annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the Pension Plan are not subject to any deductions for Social Security. The covered compensation for 1998 and credited years of service as of December 31, 1998 for the Pension Plan and estimated annual benefits payable upon retirement at normal retirement age for the named executive officers (other than those compensated by KACC who do not participate in this Pension Plan) were as follows: Mr. Hurwitz:
$160,000--18 years--$121,333; Mr. Schwartz:  $160,000--18 years--$115,987;
Mr. Reman:  $160,000--12 years--$112,667; and Mr. Birkel:  $156,000--8 years--$80,416.

          The projected benefits shown above were computed as lifetime annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $160,000 for 1999 and subsequent years under Section 401(a)(17) of the Code. In addition, the amounts reflect a maximum benefit limit of $130,000 for 1999 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the Pension Plan at retirement under
Section 415 of the Code. Combined plan limits applicable to employees participating in both defined contribution and defined benefit plans have not been reflected.

          Kaiser Retirement Plan
          KACC maintains a qualified, defined-benefit Retirement Plan (the "Kaiser Retirement Plan") for salaried employees of KACC and participating subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service. These benefits are reflected without reduction for the limitations imposed by the Code on qualified plans and before adjustment for the Social Security offset, thereby reflecting aggregate benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan and the Kaiser Supplemental Benefit Plan (as defined below).



                                        YEARS OF SERVICE
     ANNUAL     ----------------------------------------------------------------
  REMUNERATION      15          20           25            30            35
 -------------  ---------- -----------  -----------  ------------  -------------
 $      250,000     56,250       75,000       93,750       112,500       131,250
        350,000     78,750      105,000      131,250       157,500       183,750
        450,000    101,250      135,000      168,750       202,500       236,250
        550,000    123,750      165,000      206,250       247,500       288,750




The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan and Kaiser Supplemental Benefit Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Mr. La Duc had 29.3 years of credited service on December 31, 1998. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last ten years of employment and 1.25% of monthly primary Social Security benefits. Pension compensation covered by the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan consists of salary and bonus amounts set forth in the Summary Compensation Table (column (c) plus column (d) thereof).

          Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed ten or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by KACC or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed ten or more years of pension service (or whose age and years of pension service total at least
70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed ten or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump sum payment.

          MAXXAM Supplemental Executive Retirement Plan

          Effective March 8, 1991, the Company adopted an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP"). The SERP provides that eligible participants are entitled to receive benefits which would have been payable to such participants under the Pension Plan except for the limitations imposed by the Code. Participants in the SERP are selected by the Company's Board of Directors. Three executive officers of the Company, Messrs. Hurwitz, Reman and Schwartz, were entitled to receive benefits under the SERP during 1998.

          The following projections are based on the same assumptions as utilized in connection with the Pension Plan projections above. The 1998 qualified plan pay limit ($160,000) and benefit limit ($130,000) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 1998 levels are assumed.



                                HURWITZ      SCHWARTZ        REMAN
                              ----------    ----------    ----------
 COVERED COMPENSATION FOR
      1998:
           Qualified Plan     $  160,000    $  160,000    $  160,000
           Nonqualified Plan     538,605       340,000        22,000
                              ----------    ----------    ----------
                     Total    $  698,605    $  500,000    $  182,000
                              ==========    ==========    ==========
 CREDITED YEARS OF SERVICE
      AS OF DECEMBER 31,
      1998                            18            18            12
                              ==========    ==========    ==========

 PROJECTED NORMAL RETIREMENT
      BENEFIT:
           Qualified Plan     $  121,333    $  115,987    $  112,667
           Nonqualified Plan     186,676       119,113        25,869
                              ----------    ----------    ----------
                     Total    $  308,009    $  235,100    $  138,536
                              ==========    ==========    ==========


          Kaiser Supplemental Benefits Plan
          KACC maintains an unfunded, non-qualified Supplemental Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the Section 401(a)(17) and Section 415 limitations imposed by the Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of KACC and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to be affected by such limitations imposed by the Code. Eligible participants, including Mr. La Duc, are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings Plan benefits which they may be prevented from receiving under those plans because of such Code limitations.

          MAXXAM Severance or Termination Policy
          Severance or termination pay is generally granted to regular full-time employees who are involuntarily terminated, subject to certain conditions and a number of exclusions, pursuant to an unfunded policy. After such termination, the policy provides for payment in an amount ranging from two weeks' salary for at least one year of service graduating to a maximum of 104 weeks' salary. The amounts payable under the policy if the named executive officers had been involuntarily terminated on December 31, 1998 would have been as follows: Mr. Hurwitz--$1,397,210; Mr. Schwartz--$1,000,001; Mr. Reman--$336,000; and Mr. Birkel--$54,000.

          Kaiser Termination Payment Policy
          Most full-time salaried employees of KACC are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amount payable to Mr. La Duc under the policy if he had been involuntarily terminated on December 31, 1998 would have been $204,167.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
     ARRANGEMENTS

          Mr. La Duc and KACC entered into a five-year employment agreement effective January 1, 1998. Pursuant to the terms of the agreement, Mr. La Duc is currently entitled to a base salary of $350,000 per year. This amount is reviewed annually to evaluate Mr. La Duc's performance, and in any event adjusted for inflation consistent with the general program of increases for other executives and management employees. Mr. La Duc's agreement also establishes an annual target bonus of $200,000 (subject to adjustment for inflation) payable upon KACC achieving short-term objectives under the executive bonus plan which are to be agreed upon annually and otherwise consistent with KACC's business plan.

          Pursuant to the terms of the agreement, Mr. La Duc received a grant under the Kaiser 1997 Omnibus Stock Incentive Plan of options to purchase 468,750 shares of Kaiser common stock at an exercise price of $9.3125 per share. This grant was intended to have a value at the date of grant equivalent to a value of five times Mr. La Duc's annual long-term incentive target of $465,000 and to be in lieu of any payment of long-term incentive compensation under KACC's executive bonus plan for the five-year period beginning January 1, 1998, although Mr. La Duc remains eligible for additional option grants. The options granted pursuant to the terms of Mr. La Duc's agreement generally vest at the rate of 20% per year, beginning on December 31, 1998, with an additional 20% vesting each December 31, thereafter until fully vested.

          Mr. La Duc's agreement provides that upon the termination of his employment (other than for cause, by reason of his acceptance of an offer of employment with an affiliate or under certain circumstances in which Mr. La Duc is adversely affected), Mr. La Duc is entitled to a lump sum payment equal to the sum of (i) the benefit he would have received under the Kaiser Retirement Plan and Kaiser Supplemental Benefits Plan as if he had qualified for a fully early pension, (ii) an amount equal to his base salary as of the date of termination for a period equal to the greater of
(a) the number of months remaining in the term of his agreement or (b) two years, and (iii) his annual target bonus for the year of termination (but not less than the initial target established by the agreement). In addition, in the event of Mr. La Duc's termination under the circumstances described above, all of the unvested stock options held by Mr. La Duc on the date of termination that would have vested during the term of his agreement immediately vest and become exercisable in full. Upon a change of control, the benefits described above are also payable upon either the subsequent termination of Mr. La Duc's employment by KACC other than for cause or the subsequent termination of employment by Mr. La Duc for any reason within twelve months following a change of control.

           Certain executive officers are eligible to participate in a deferred compensation program. An eligible executive officer may defer up to 30% of gross salary and up to 30% of any bonus otherwise payable to such executive officer for any calendar year. The designated percentage of deferred compensation is credited to a book account as of the date such compensation would have been paid and is deemed "invested" in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month. Deferred compensation, including all earnings credited to the book account, will be paid in cash to the executive or beneficiary as soon as practicable following the date the executive ceases for any reason to be an employee of the Company, either in a lump sum or in a specified number of annual installments, not to exceed ten, at the executive's election.


                   REPORT OF THE COMPENSATION COMMITTEES
                                     ON
                           EXECUTIVE COMPENSATION

          Two compensation committees administer the Company's compensation plans, the Policy Committee and the Section 162(m) Committee. The Policy Committee administers and establishes overall compensation policies except to the extent that such authority has been delegated by the Board of Directors to the Section 162(m) Committee. The Section 162(m) Committee administers and approves amendments to the Company's plans or programs which are intended to comply with the provisions of Section 162(m)of the Code. Each of the committees reports directly to the full Board of Directors and together they have furnished the following report on executive compensation for fiscal year 1998.

EXECUTIVE OFFICER COMPENSATION

          The Policy Committee generally approves the policies under which compensation is paid or awarded to the Company's executive officers. Occasionally, the Chief Executive Officer of the Company exercises his authority to make a particular payment, award or adjustment. Among the factors the Policy Committee takes into consideration in its decisions on executive compensation are the diversified and multifaceted financial and managerial skills required to effectively manage the Company's complex structure. For instance, the Company consists of units operating in wholly separate industries and many of the Company's executives also serve in executive capacities in some or all of its operating subsidiaries in these industries. In addition, the Company continues to position itself to respond when growth opportunities become available. Accordingly, the Policy Committee looks not only to the Company's annual earnings, enhanced stockholder value, and the business development efforts of its existing business units when making executive compensation decisions but also recognizes the particular talents required to build the Company's asset base through expansions into new business segments and acquisitions. The Policy Committee also recognizes and takes into account the role of the Company's executive officers in financial structuring, refinancing and reorganizations on behalf of its operating units. Additional factors considered by the Policy Committee are the public relations, regulatory and litigation related challenges the Company presents for its executive officers. All of these factors present a particular challenge in determining appropriate approaches to executive compensation.

          The primary elements of compensation for executive officers of the Company are base salaries and annual discretionary bonuses. From time to time, the Policy Committee also recommends or approves bonus compensation awards under additional incentive compensation programs such as the Company's Omnibus Plan or deferred compensation program. See "Executive Compensation--Employment Contracts and Termination of Employment and Change-in-Control Arrangements" above for a description of these programs. From time to time, certain eligible executive officers may participate in the Company's Executive Plan, although to date only the Chief Executive Officer and the President have met the criteria. Except for executive officers principally compensated by KACC, there are no longer any employment agreements governing the compensation of any of the executive officers of the Company. However, the base salaries and the incentive amounts set in pre-existing employment agreements still serve as benchmarks and may sometimes be reviewed in determining compensation decisions for executives who at one time had employment agreements.

          Base Salary
          The Company's executive compensation philosophy is to pay base salaries adequate to attract and retain executives whose education, training, experience, talents and particular knowledge of the Company, its businesses and the industries in which it operates allow them to be key contributors to the administration, management and operations of the Company. Specific determinations are based primarily on individual attributes and the specific duties or responsibilities of each executive. Base salaries are generally adjusted annually based on a variety of factors, including cost of living information and industry trends. In December 1998, base salaries for executive officers (except those principally compensated by KACC) were reviewed individually and recommendations as to increases for the coming fiscal year were made by the Policy Committee. Among the factors considered by the Policy Committee in determining the amount of the base salary increases were the Consumer Price Index and the national average increases. For the most part, across-the-board base salary increases for key employees of the Company were 4%.

          Annual Discretionary Bonus
          Company policy requires that a significant portion of an executive officer's compensation be at-risk compensation paid through an annual discretionary bonus. This policy enables the Policy Committee to focus on each executive officer's individual efforts and contribution to the Company during the year in the context of both the Company's performance and the particular responsibilities and projects undertaken by the executive during the year, and award bonus compensation accordingly. Specific determinations are based primarily on the level of achievement of the Company's corporate objectives, the individual's contribution to the achievement of those objectives and the assumption of additional duties or responsibilities. The Company also recognizes particular challenges faced by executives in efforts to strengthen some of its less profitable or marginal operations. The Policy Committee believes that this approach best serves both the short- and long-term interests of the Company and its stockholders by significantly compensating executive officers retrospectively for services they have performed that can be both quantitatively and qualitatively analyzed as opposed to compensating executive officers prospectively through larger base salaries. Bonus compensation is typically awarded in December of each fiscal year and principally paid in cash. Bonus amounts paid by the Company to executive officers (other than the Chief Executive Officer and executive officers principally compensated by KACC) in December 1998 did not vary significantly from bonuses paid for 1997. These bonuses were proposed (other than with respect to himself) by the Chief Executive Officer, subject to review and approval by the Policy Committee.

          Additional Incentive Awards
          Awards under the Omnibus Plan are stock-based and compensation arising from the awards, if any, is usually tied to stock price appreciation. In 1998, one executive officer was granted a total of 25,000 SARs under the Omnibus Plan. In addition, the Chief Executive Officer, whose compensation is discussed below, was granted options under the Omnibus Plan to acquire shares of the Company's capital stock.

          Executive  Plan
          The Executive Plan provides performance incentives to each participant while securing, to the extent practicable, a tax deduction by the Company for payments of additional incentive compensation. Under the Executive Plan, the executive officers who are or will be eligible to participate are the only executive officers of the Company to which the deduction limitation is likely to apply. In general, the Section 162(m) Committee meets before March 31 of each year to identify current areas, factors or transactions involving the Company's business where the Section 162(m) Committee believes it would be beneficial to provide an incentive for a participant's performance. As a result, objective performance goals are pre-established and based on general business standards or are narrowly fact-specific to a given fiscal year or, in some instances with respect to longer term objectives, multiple fiscal years. The Chief Executive Officer and the Company's President were the only executive officers eligible under the Executive Plan for 1998.

          Compensation of the Chief Executive Officer for the Last Completed Fiscal Year
          The compensation of Charles E. Hurwitz, Chairman of the Board and Chief Executive Officer, generally consists of the same elements as for other executive officers. However, the Policy Committee recognizes the special entrepreneurial talents of Mr. Hurwitz, which have provided special benefits to the Company from time to time. Accordingly, the Policy Committee has occasionally awarded extraordinary compensation to Mr. Hurwitz in recognition of his role in providing such benefits and as an incentive to provide future opportunities. In December 1998, the Policy Committee approved a base salary increase for 1999 of 4% for Mr. Hurwitz. This was the same percentage of increase generally provided during the same period to the Company's executive officers and other key employees.

          As described above, Mr. Hurwitz participated in the Executive Plan. The performance goals established for 1998 by the Section 162(m) Committee for Mr. Hurwitz under the Executive Plan were based upon specific projects consisting of (i) two major subsidiaries committing to certain new business ventures, (ii) the completion of restructuring of indebtedness of certain affiliates and (iii) the negotiations regarding the Headwaters forest. Other criteria included the achievement of their 1998 business plans by the Company's industry segments. Based on the Company's 1998 results and performance in relation to the foregoing goals and criteria, Mr. Hurwitz was entitled to receive approximately $4.6 million under the Executive Plan. This amount was based upon (i) the completion of an extraordinary transaction in respect of an issue of securities and (ii) the achievement of their 1998 annual business plans by two operating units of the Company. However, the Section 162(m) Committee exercised its negative discretion permitted under the Executive Plan and awarded Mr. Hurwitz a bonus amount of $250,000 thereunder, or approximately 5.4% of his entitlement under the Executive Plan, in respect of his services during 1998. Separately from the Executive Plan, the Policy Committee awarded Mr. Hurwitz a bonus of $200,000 under the Company's annual discretionary bonus policies applicable to all of its executive officers as discussed above.

          The 162(m) Committee also gave Mr. Hurwitz a choice between two alternative awards under the Omnibus Plan of either options to purchase (i) 45,000 shares of Preferred Stock or (ii) 50,000 shares of Common Stock, both at an exercise price of $50.50, the closing price for the Company's Common Stock on February 17, 1998, the date of the grant. Mr. Hurwitz chose the options to purchase shares of Common Stock. The options will vest in 20% increments each year on the anniversary date of the grant until fully vested and will expire ten years from the date of grant.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers of such companies. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Executive Plan and the Omnibus Plan, each of which has been approved by the stockholders of the Company, are performance-based and designed to enable compliance with Section 162(m) of the Code and the regulations thereunder. For purposes of Section 162(m) of the Code, the Section 162(m) Committee was composed of "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code during 1998.

COMPENSATION BY KACC

          One of the Company's executive officers, Mr. La Duc, was compensated during 1998 principally by KACC, a majority-owned subsidiary of the Company, which establishes salaries and other elements of compensation for such executive officers. Where an executive officer of both the Company and KACC is compensated by KACC, or where an executive officer of both the Company and KACC is compensated by the Company, the respective corporations make intercompany allocations of the costs of employment of the executive officer based on an allocation of that executive officer's time as expended among the Company or KACC and respective subsidiaries. Such allocations are described under "Certain Transactions" below.

Section 162(m) Compensation             Compensation Policy Committee
Committee of the Board of Directors     of the Board of Directors


Robert J. Cruikshank, Chairman          Robert J. Cruikshank
Stanley D. Rosenberg                    Ezra G. Levin, Chairman
                                        Stanley D. Rosenberg


POLICY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During the 1998 fiscal year, no member of the Policy Committee was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries; however, one member had a relationship requiring disclosure by the Company under
Item 404 of Regulation S-K. Mr. Levin served on the Policy Committee and on the Board of Directors during 1998. Mr. Levin is also a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, which provided legal services for the Company and its subsidiaries during 1998.

          During the Company's 1998 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Policy Committee, (ii) a director of another entity, one of whose executive officers served on the Policy Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                             PERFORMANCE GRAPH

          The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total returns of the S&P 500 Stock Index and two peer groups consisting of companies included by S&P in its published indices for the Aluminum Industry and the Paper and Forest Products Industry for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993, and that all dividends were reinvested. The data points are calculated as of the last trading day for the year indicated.


[data points are substituted for the performance graph which appears here]


                   Base
                  Period
 Company/Index   Dec. 93   Dec. 94    Dec. 95    Dec. 96    Dec. 97    Dec. 98
 --------------  -------  ---------  ---------  ---------  ---------  ---------


 MAXXAM Inc.        100       84.01      95.92     129.59     118.71     156.12
 S&P 500 Index      100      101.32     132.40     171.40     228.59     293.91
 Paper & Forest
   Products         100      104.20     114.72     126.90     136.07     138.77
 Aluminum           100      122.62     151.12     173.56     176.40     180.97





          The Company is involved in the real estate and racing industries in addition to the aluminum and forest product industries. However, the real estate and racing units of the Company account for less than 5% of the Company's gross revenues on a consolidated basis and, therefore, a line-of-business index for each such industry is not utilized.


                            CERTAIN TRANSACTIONS

LITIGATION MATTERS

          USAT Matters
          In October 1994, the Company learned that the United States Department of Treasury's Office of Thrift Supervision ("OTS") had commenced an investigation into UFG and the insolvency of its wholly owned subsidiary, United Savings Association of Texas ("USAT"). In December 1988, the Federal Home Loan Bank Board ("FHLBB") placed USAT into receivership and appointed the Federal Savings & Loan Insurance Corp. as receiver. At the time of the receivership, the Company owned approximately 13% of the voting stock of UFG.

          On December 26, 1995, the OTS initiated a formal administrative proceeding (the "OTS action") against the Company and others by filing a Notice of Charges (No. AP 95-40; the "Notice"). The Notice alleges, among other things, misconduct by the Company, Federated, Mr. Hurwitz and others (the "respondents") with respect to the failure of USAT. The Notice claims that the Company was a savings and loan holding company, that with others it controlled USAT, and that, as a result of such status, it was obligated to maintain the net worth of USAT. The Notice makes numerous other allegations against the Company and the other respondents, including that through USAT it was involved in prohibited transactions with Drexel, Burnham, Lambert Inc. ("Drexel"). The OTS's pre-hearing statement alleged unspecified damages in excess of $560 million from the Company and Federated for restitution and reimbursement against loss for their pro rata portion (allegedly 35%) of the amount of USAT's capital deficiency and all imbedded losses as of the date of USAT's receivership (allegedly $1.6 billion). The OTS also seeks civil money penalties and a removal from, and prohibition against the Company and the other respondents engaging in, the banking industry. The hearing on the merits of this matter concluded March 1, 1999. Post trial briefing is expected to continue at least through November 1999. A recommended decision by the administrative law judge is not expected any sooner than late 1999. A final agency decision would be issued by the OTS Director thereafter. Such decision would then be subject to appeal by any of the parties to the federal appellate court and, if adverse to the defendants, subject to bonding. On February 10, 1999, the OTS and the FDIC settled with all of the respondents except Mr. Hurwitz, the Company and Federated for $1.0 million and limited cease and desist orders. It is impossible to predict the ultimate outcome of the foregoing matter or its potential impact on the Company's consolidated financial position, results of operations or liquidity. See also the description of the FDIC action below.

          On August 2, 1995, the Federal Deposit Insurance Corporation ("FDIC") filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (the "FDIC action") in the U.S. District Court for the Southern District of Texas (No. H-95-3956). The original complaint was against Mr. Hurwitz and alleged damages in excess of $250.0 million based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. The original complaint further alleged, among other things, that Mr. Hurwitz was obligated to ensure that UFG, Federated and the Company maintained the net worth of USAT. In January 1997, the FDIC filed an amended complaint which seeks, conditioned on the OTS prevailing in the OTS action, unspecified damages from Mr. Hurwitz relating to amounts the OTS does not collect from the Company and Federated with respect to their alleged obligations to maintain USAT's net worth. On February 6, 1998, Mr. Hurwitz filed a motion seeking dismissal of this action. On November 2, 1998, Mr. Hurwitz filed a supplement to his motion to dismiss and on December 9, 1998, Mr. Hurwitz filed a supplemental motion for sanctions against the FDIC. On March 12, 1999, the Court held a hearing on pending motions including the motion to dismiss, and on March 15, 1999, the Court confirmed that it had taken the motion to dismiss under advisement. It is impossible to predict the ultimate outcome of the foregoing matter or its potential impact on the Company's consolidated financial position, results of operations or liquidity.

          Indemnification of Directors and Officers
          Certain present and former directors and officers of the Company are defendants in certain of the actions described above. The Company's Amended and Restated By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. The Company is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, the Company's indemnity obligation can under certain circumstances include amounts other than defense costs, including judgments and settlements.

OTHER MATTERS

          The Company and certain of its subsidiaries share certain administrative and general expenses with Federated. Under these arrangements, Federated's obligation to the Company and its subsidiaries was approximately $122,000 for 1998. At December 31, 1998, Federated owed the Company $25,000 for certain general and administrative expenses.
          Effective January 1, 1999, the Company's wholly owned subsidiary, Bering Holdings, Inc. ("Bering Holdings"), ceased operations and the investment management activities which were previously conducted by Bering Holdings were assumed by a third party investment manager.

          Mr. Levin, a director of the Company, is a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, and Mr. Friedman, the Company's Acting General Counsel, is a partner in the law firm of Mayor, Day, Caldwell & Keeton, L.L.P. Each of these firms provides legal services to the Company and its subsidiaries.

          On January 14, 1997, UFG filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. UFG's bankruptcy plan was confirmed by the Bankruptcy Court on March 31, 1997, and the transactions contemplated by the bankruptcy plan were substantially consummated on July 18, 1997. Prior to such date, the Company and MCO Properties Inc., a wholly owned subsidiary of the Company, owned approximately 38.5% of the outstanding common shares of UFG. Mr. Schwartz was President and a Director of UFG prior to the substantial consummation of the bankruptcy plan and serves as the sole director and executive officer of the reorganized UFG. Pursuant to the plan, all outstanding shares of UFG were canceled and a single new share was issued to the sole member of the Board of Directors, who will hold such share in trust for the benefit of the holders of allowed claims. The Bankruptcy Court granted a final decree with respect to the UFG bankruptcy petition on February 8, 1999.

          On April 17, 1995, Sam Houston Race Park, Ltd. (the "Partnership"), SHRP Acquisition, Inc. and SHRP Capital Corp. filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. Their bankruptcy reorganization plan has since been confirmed and the transactions contemplated by the bankruptcy plan were consummated on October 6, 1995. Mr. Schwartz has served as Vice President of SHRP Acquisition, Inc. and as a director and Executive Vice President of SHRP Capital Corp.; and Mr. Hurwitz has served as director and President of SHRP Acquisition, Inc., and as a director, Chairman of the Board and President of SHRP Capital Corp.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based solely upon a review of such copies of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and greater than ten percent beneficial owners.


                               OTHER MATTERS

SOLICITATION OF PROXIES

          The cost of this proxy solicitation, the total amount of which is estimated to be $125,000, will be borne by the Company. Such estimate does not include costs represented by the amount normally expended for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers. The total expenditures to date are approximately $2,000.

          In addition to solicitations by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, and personal meetings and interviews. In addition to solicitation services to be provided by MacKenzie Partners, Inc. ("MacKenzie"), as described below, proxies may be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries or fees). Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock and Preferred Stock of the Company and such entities will be reimbursed for their expenses. The Company has retained MacKenzie at an estimated fee of $20,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies (which amount is included in the estimate of total expenses above). It is anticipated that approximately thirty employees of MacKenzie may solicit proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

          Arthur Andersen LLP, the Company's independent public accountants, has completed its audit with respect to the Company's 1998 fiscal year. Representatives of Arthur Andersen LLP plan to attend the Annual Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

          Proposals which stockholders intend to present at the 2000 annual meeting of stockholders (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Proxy Rules of the
SEC) must be received by the Company no earlier than February 19, 2000, and no later than March 20, 2000 to be presented at the meeting. Proposals pursuant to Rule 14a-8 of the Proxy Rules must be received by December __, 1999, to be eligible for inclusion in the proxy material for that meeting. Any such stockholder proposals must be sent to the Company's Secretary at its executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057.

                                        By Order of the Board of Directors



                                        BERNARD L. BIRKEL
                                        Secretary

April __, 1999
Houston, Texas


                                 APPENDIX A

                             BUSINESS ADDRESSES


          Unless otherwise indicated below, the business address of each member of the Board of Directors is the address of the Company's principal executive offices:

                    Robert J. Cruikshank
                    Robert J. Cruikshank Personal Investments
                    Compass Bank Building
                    2001 Kirby Dr., Box 106
                    Houston, Texas  77019

                    Ezra G. Levin
                    Kramer Levin Naftalis & Frankel LLP
                    919 Third Avenue, 40th Floor
                    New York, New York  10022

                    Stanley D. Rosenberg
                    Rosenberg, Tuggey, Agather, Rosenthal & Rodriguez 140 E. Houston St., Suite 220
                    San Antonio, Texas  78205

                              RECORD OWNERSHIP

     The table below sets forth the amount of each class of securities of the Company which each member of the Board of Directors owns of record:



        NAME             CLASS            AMOUNT
 ------------------  ------------   -----------------


 Charles E. Hurwitz     Common            698,937



                PURCHASES AND SALES OF STOCK OF THE COMPANY

     The table below sets forth all shares of Common Stock purchased by the Company within the past two years:


                 NUMBER OF                   NUMBER OF
     DATE         SHARES         DATE         SHARES
 ------------  ------------  ------------  ------------
   04/01/97          10,400    05/29/97          15,900
   04/24/97          27,200    06/03/97          20,500
   04/25/97          21,200    06/10/97           4,600
   04/28/97           2,100    06/18/97          22,500
   04/29/97           1,100    06/20/97           5,700
   04/30/97           7,900    06/26/97          35,200
   05/02/97          20,300    07/02/97          25,000
   05/05/97           2,100    07/07/97          45,000
   05/12/97           1,600    07/09/97          25,000
   05/13/97           5,100    07/15/97          33,500
   05/14/97           6,500    10/17/97       1,277,250
   05/28/97          11,900




     There were no shares of Common Stock sold by the Company within the past two years.

     The following table sets forth all shares of Common Stock or Preferred Stock purchased or sold within the past two years by each of the members of the Board of Directors of the Company:



         NAME              DATE          CLASS        AMOUNT            TRANSACTION
 --------------------  ------------  ------------  ------------  -------------------------

 Charles E. Hurwitz      11/23/98       Common         5,000     Sold on Open Market
                         11/24/98       Common         2,900     Sold on Open Market
                         11/25/98       Common         2,100     Sold on Open Market
                          4/5/99        Common         2,500     Sold on Open Market
                          4/6/99        Common         5,600     Sold on Open Market
                          4/7/99        Common         1,900     Sold on Open Market



     There were no shares of Common Stock or Preferred Stock purchased by any of the members of the Board of Directors within the past two years.






            Table of Contents                     [MAXXAM Logo]

Notice of Annual Meeting of
Stockholders
Proxy Statement                               NOTICE OF 1999 ANNUAL
     Election of Directors.........3               MEETING AND
     Reapproval of the MAXXAM                    PROXY STATEMENT
          1994 Omnibus Employee
          Incentive Plan...........3
     First Stockholder Proposal....6
     Second Stockholder Proposal...8                IMPORTANT
     Other Business................9        PLEASE SIGN AND DATE YOUR
     The Board of Directors and                  WHITE PROXY CARD
          its Committees..........10       AND PROMPTLY RETURN IT IN
     Executive Officers and                   THE ENCLOSED ENVELOPE.
          Directors...............12
     Principal Stockholders.......15
     Executive Compensation.......17
     Report of the Compensation
     Committees on Executive
          Compensation............23
     Performance Graph............27
     Certain Transactions.........27
     Section 16(a) Beneficial
          Ownership Reporting
          Compliance..............29
     Other Matters................29
     Appendix A..................A-1


Printed on recycled paper.




                           Pre-Registration Form

If you plan to attend the Annual Meeting of Stockholders at ___ a.m., local time, on Wednesday, May 19, 1999, at ____________, Houston, Texas, you may use this form to pre-register and expedite your admission to the meeting. If you choose to pre-register, you will only need to supply proof of identification to enter the meeting. If you are a record holder, please complete this form and send it to the address set forth below; or, in the alternative, call the toll-free number listed below and provide your information. If you hold your shares through your broker or otherwise are not a record holder, please complete and return this form accompanied by evidence of your share position as of the Record Date (i.e., your brokerage statement demonstrating that you owned shares of Capital Stock at the close of business on March 31, 1999) in order to pre-register.

PLEASE RETURN THIS PRE-REGISTRATION FORM, TOGETHER WITH PROOF OF CAPITAL STOCK OWNERSHIP AS OF THE RECORD DATE, IF NECESSARY, TO: MAXXAM INC., 5847 SAN FELIPE, SUITE 2600, HOUSTON, TEXAS 77057, ATTENTION: STOCKHOLDER MEETING PRE-REGISTRATION. FOR FURTHER INFORMATION, YOU MAY CALL TOLL-FREE 1-800-___-____.




I plan to attend the Company's Annual Meeting of Stockholders on May 19,
1999.


Name:_____________________________________________________________________


Street:___________________________________________________________________


City:_____________________________________________________________________

State:_____________________ ZIP Code: ____________________________________


Daytime Telephone Number (including area code):___________________________






                                                            COMMON STOCK


                                MAXXAM INC.
                        5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS  77057

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Charles E. Hurwitz, Paul N. Schwartz, Bernard L. Birkel and Timothy J. Neumann as proxies (each with power to act alone and with power of substitution) to vote as designated on the reverse side, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 19, 1999, and at any and all adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL TO REAPPROVE THE MAXXAM 1994 OMNIBUS EMPLOYEE INCENTIVE PLAN AND "AGAINST" EACH OF THE TWO PROPOSALS SUBMITTED BY CERTAIN STOCKHOLDERS OF THE COMPANY, ALL AS SET FORTH IN THE PROXY STATEMENT.

(Continued and signature required on the reverse side)

                                        MAXXAM INC.
                                        C/O CORPORATE ELECTION SERVICES
                                        P.O. BOX 3230
                                        PITTSBURGH, PA 15230


1.  ELECTION OF DIRECTORS

    FOR all nominees /X/ WITHHOLD AUTHORITY to vote    /X/  *EXCEPTIONS /X/
    listed below         for all nominees listed below

    Nominees: Stanley D. Rosenberg and Robert J. Cruikshank (for terms expiring in 2000), Charles E. Hurwitz (for term expiring in 2002)
    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
    *Exceptions ___________________________________________________________

2.  Proposal to reapprove the MAXXAM 1994 Omnibus Employee Incentive Plan.

    FOR /X/   AGAINST /X/   ABSTAIN /X/

3. Proposal submitted by certain stockholders of the Company to declassify the Company's Board of Directors.

    FOR /X/   AGAINST /X/   ABSTAIN /X/

4. Proposal submitted by certain stockholders of the Company regarding cumulative voting.

    FOR /X/   AGAINST /X/   ABSTAIN /X/

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

                                        Please note change of address   /X/
                                        or comments to the left and,
                                        if so noted, please mark here


                                        PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS AT LEFT.  IF STOCK IS HELD
                                        IN THE NAME OF MORE THAN ONE
                                        PERSON, EACH PERSON SHOULD SIGN.
                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE AS SUCH.  IF
                                        A CORPORATION, PLEASE SIGN IN FULL
                                        CORPORATE NAME BY PRESIDENT OR
                                        OTHER AUTHORIZED OFFICER.  IF A
                                        PARTNERSHIP, PLEASE SIGN IN
                                        PARTNERSHIP NAME BY AUTHORIZED
                                        PERSON.

                                        Date:________________________,1999

                                        _________________________________
                                                     Signature


                                        _________________________________
                                            Signature if held jointly


                                             VOTES MUST BE INDICATED    /X/
                                             (X) IN BLACK OR BLUE INK.




Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.





                                                         PREFERRED STOCK


                                 MAXXAM INC.
                         5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS  77057

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Charles E. Hurwitz, Paul N. Schwartz, Bernard L. Birkel and Timothy J. Neumann as proxies (each with power to act alone and with power of substitution) to vote as designated on the reverse side, all shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 19, 1999, and at any and all adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL TO REAPPROVE THE MAXXAM 1994 OMNIBUS EMPLOYEE INCENTIVE PLAN AND "AGAINST" EACH OF THE TWO PROPOSALS SUBMITTED BY CERTAIN STOCKHOLDERS OF THE COMPANY, ALL AS SET FORTH IN THE PROXY STATEMENT.

(Continued and signature required on the reverse side)

                                        MAXXAM INC.

                                        C/O CORPORATE ELECTION SERVICES
                                        P.O. BOX 3230
                                        PITTSBURGH, PA 15230



1.  ELECTION OF DIRECTORS

    FOR nominee   /X/   WITHHOLD AUTHORITY   /X/
    listed below        to vote for nominee

    Nominee:  Charles E. Hurwitz (for term expiring in 2002)

2.  Proposal to reapprove the MAXXAM 1994 Omnibus Employee Incentive Plan.

    FOR /X/   AGAINST /X/   ABSTAIN /X/

3. Proposal submitted by certain stockholders of the Company to declassify the Company's Board of Directors.

    FOR /X/   AGAINST /X/   ABSTAIN /X/

4. Proposal submitted by certain stockholders of the Company regarding cumulative voting.

    FOR /X/   AGAINST /X/   ABSTAIN /X/

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

                                        Please note change of address   /X/

                                        or comments to the left and,
                                        if so noted, please mark here


                                        PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS AT LEFT.  IF STOCK IS HELD
                                        IN THE NAME OF MORE THAN ONE
                                        PERSON, EACH PERSON SHOULD SIGN.
                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE AS SUCH.  IF
                                        A CORPORATION, PLEASE SIGN IN FULL
                                        CORPORATE NAME BY PRESIDENT OR
                                        OTHER AUTHORIZED OFFICER.  IF A
                                        PARTNERSHIP, PLEASE SIGN IN
                                        PARTNERSHIP NAME BY AUTHORIZED
                                        PERSON.

                                        Date:________________________,1999

                                        _________________________________
                                                     Signature

                                        _________________________________
                                            Signature if held jointly


                                             VOTES MUST BE INDICATED    /X/
                                             (X) IN BLACK OR BLUE INK.




Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.